Exhibit 23.2      Consent of Independent Auditors


                   (Letterhead of Timothy L. Steers, CPA, LLC)

         We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Cyberads, Inc.of our report dated April 4, 2004 on our audit of the consoli dated balance sheets of Cyberads Inc. as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended.


                                       /s/ TIMOTHY L. STEERS, CPA, LLC

August 25, 2004











































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